Exhibit 10.2

GUARANTOR SECURITY AGREEMENT

Borrowers:	LILIEN SYSTEMS 3375 Scott Blvd., Suite 440 Santa Clara, CA 95054	Lender:	BRIDGE BANK, National Association 55 Almaden Boulevard, Suite 100 San Jose, CA 95113

SYSOREX GOVERNMENT SERVICES, INC. 3375 Scott Blvd., Suite 440 Santa Clara, CA 95054

Guarantor:	SYSOREX GLOBAL HOLDINGS CORP. 3375 Scott Blvd., Suite 440 Santa Clara, CA 95054

This GUARANTOR SECURITY AGREEMENT, dated as of March 15, 2013, is made and entered into between SYSOREX GLOBAL HOLDINGS CORP., a Nevada corporation (“Guarantor”), and BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), with reference to the following facts:

Lilien Systems, a California corporation (“Lilien”), ahd Sysorex Government Services, Inc., a Virginia corporation (“SGSI”) (Lilien and SGSI are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), and Lender are concurrent herewith entering into that certain Business Financing Agreement, dated as of even date herewith (as the same may be amended or restated from time to time, the “Financing Agreement”), pursuant to which Lender is providing financial accommodations to Borrowers upon the terms and conditions set forth therein.

In order to induce Lender to enter into the Financing Agreement and provide such financial accommodations to Borrowers, and in consideration thereof, Guarantor has executed and delivered to Lender that certain Guaranty, dated as of even date herewith (as may be amended or restated from time to time, the “Guaranty”) to guaranty the prompt payment and performance of all of Borrowers’ obligations owing to Lender, as more particularly set forth therein.

Further to induce Lender to enter into the Financing Agreement and provide such financial accommodations to Borrowers, and in consideration thereof, Guarantor is executing and delivering this Guarantor Security Agreement to secure the prompt payment and performance of all of Guarantor’s obligations owing to Lender under the Guaranty, as more particularly set forth herein.

1.

SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, Guarantor hereby grants to Lender a continuing security interest in the Collateral. Guarantor is not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of finished inventory in Guarantor’s usual course of business. Guarantor agrees to sign any instruments and documents requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Guarantor agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Financed Receivables and Collateral. Guarantor shall not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.

2.

POWER OF ATTORNEY. Guarantor irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due’ upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Guarantor’s name, as Lender may choose; (ii) prepare, file and sign Guarantor’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iii) notify all Account Debtors with respect to the Receivables to pay Lender directly; (iv) receive and open all mail addressed to Guarantor for the purpose of collecting the Receivables; (v) endorse Guarantor’s name on any checks or other forms of payment on the Receivables; (vi) execute on behalf of Guarantor any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (vii) debit any Guarantor’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (viii) · do all acts and· things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Guarantor to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

3.

REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants:

3.1

No representation, warranty or other statement of Guarantor in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading. ·

3.2

Guarantor is duly existing and in good standing in the State of Nevada and has submitted all documentation and paid all fees required by the State of California to reinstate its qualification and license to do business in California, the only state in which the conduct of its business or its ownership of property requires that it be qualified.

3.3

The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Guarantor’s organizational documents, nor constitute an Event of Default under any material agreement by which Guarantor is bound. Guarantor is not in default under any agreement to which or by which it is bound.

3.4

Guarantor has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.

3.5

Guarantor’s name, form of organization, chief executive office, and the place where the records concerning all Financed Receivables and Collateral are kept is set forth at the beginning of this Agreement, Guarantor is located at its address for notices set forth in this Agreement.

3.6

If Guarantor owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

4.

MISCELLANEOUS PROVISIONS. Guarantor shall:

4.1

Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification to do business in each jurisdiction necessary to Guarantor’s business or operations.

4.2

Give Lender at least 30 days prior written notice of changes to its name, organization, chief executive office or location of records.

4.3

Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested.

4.4

Give Lender copies of all Forms 10-K, 10-Q and 8-K (or equivalent filings with the OTC PINK marketplace) within 5 days of filing with the Securities and Exchange Commission or OTC PINK marketplace, as applicable, while any Financed Receivable is outstanding.

4.5

Execute any further instruments and take further action as Lender requests to perfect or continue Lender’s security interest in the Collateral or to affect the purposes of this Agreement.

4.6

Immediately notify, transfer and deliver to Lender all Collections Guarantor receives.

4.7

Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

4.8

Immediately notify Lender if Guarantor hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business or the value of any Financed Receivable.

4.9

Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time. Lender has the right to require Guarantor to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement:

(a)

Within 90 days of the fiscal year end, the annual financial statements of Guarantor, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion reasonably satisfactory to the Lender) by a Registered Public Accounting Firm of nationally recognized standing or a Certified Public Accountant reasonably acceptable to Lender. The statements shall be prepared on a consolidating and consolidated basis.

(b)

No later than 30 days after the end of each fiscal month (including the last period in each fiscal year), monthly financial statements of Guarantor, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidating and consolidated basis.

(c)

Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Guarantor to or from Guarantor’s auditor. If no management letter is prepared, Guarantor shall, upon Lender’s request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(d)

Electronic copies of the Form 1O-K Annual Report, Form 1 0-Q Quarterly Report and Form 8-K Current Report for Parent (and/or the equivalent fiings with the OTC PINK marketplace) concurrent with the date of filing with the Securities and Exchange Commission, or OTC PINK marketplace, as applicable.

(e)

Within 10 days after the 15th and last day of each calendar month, a detailed aging of Guarantor’s receivables by invoice or a summary aging by account debtor, together with payable aging, inventory analysis, deferred revenue report, and such other matters as Lender may request.

(f)

Promptly upon Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Guarantor as Lender may request.

4.10

Maintain its primary depository and operating accounts with Lender and, in the case of any deposit accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 91 04 of the UCC) of such deposit account pursuant to documentation acceptable to Lender.

4.11

Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Guarantor or any other obligor as Lender may request.

4.12

Not make any Restricted Payments or any Investments, other than Permitted Restricted Payments and Permitted Investments.

5.

DEFAULT AND REMEDIES.

5.1

Events of Default. The occurrence of any Event of Default under the Financing Agreement shall constitute an Event of Default hereunder.

5.2

Remedies. Upon the occurrence of an Event of Default, (1) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 9.1 (e) of the Financing Agreement, automatically and without notice or demand, due and payable in full; and (2) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the UCC, all the power of attorney rights described in Section 2 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and all Collateral in any commercial reasonable manner.

6.

FEES, COSTS AND EXPENSES; INDEMNIFICATION. Guarantor shall pay to Lender upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, Guarantor or any other person) in any way relating to the Financed Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or the Collateral, (e) collecting the Financed Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Guarantor, any Financed Receivable, the Collateral, any Account Debtor. Guarantor shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

7.

INTEGRATION, SEVERABILITY WAIVER, AND CHOICE OF LAW FORUM AND VENUE.

7.1

This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Guarantor concerning this credit; (b) replace any prior oral or writ~en agreements between Lender and Guarantor concerning this credit; and (c) are intended by Lender and Guarantor as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

7.2

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST GUARANTOR MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 8.

8.

NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS. All notices shall be given to Lender and Guarantor at the addresses or faxes (or e-mail, if applicable} set forth on the signature page of this agreement and shall be deemed to have been delivered when actually received at the designated address. Lender may honor telephone, fax, e-mail or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Guarantor shall indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement’s termination, and will benefit Lender and its officers, employees, and agents.

9.

DEFINITIONS AND CONSTRUCTION.

9.1

Definitions.

(a)

All initially capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Financing Agreement.

(b)

In addition, as used in this Agreement:

“Agreement” means this Guarantor Security Agreement.

“Authorized Person” means any one of the individuals authorized to sign on behalf of Guarantor.

“Collateral” means all of Guarantor’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Guarantor which is now or hereafter identified by Guarantor or Lender, general intangibles (including payment intangibles and software}, goods (including fixtures) and all of Guarantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. In no event shall the Collateral include, or Lender’s Lien attach to, any of the outstanding Ownership Interests of a Foreign Subsidiary in excess of 65% of the issued and outstanding Ownership Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2( c }(2}} and 1 00% of the issued and outstanding Ownership Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary if the pledge of a greater percentage would result in material adverse tax consequences to Guarantor.

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Default” means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.

“Event of Default” has the meaning set forth in Section 5.1.

“Financing Agreement” is defined in the Recitals to this Agreement.

“Guarantor” is defined in the Preamble to this Agreement.

“Guaranty” is defined in the Recitals to this Agreement.

“Lender” means Bridge Bank, National Association, and its successors and assigns.

“Obligations” means all liabilities and obligations of Guarantor to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Receivables” means Guarantor’s rights to payment arising in the ordinary course of Guarantor’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time.

9.2

Construction:

(a)

In this Agreement: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the terms “include” and “including” are not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b)

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Guarantor or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c)

Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

10.

JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

11.

JUDICIAL REFERENCE PROVISION.

11.1

In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

11.2

With the exception of the items specified in Section 11.3 below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

11.3

The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

11.4

The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (1 0) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

11.5

The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

11.6

The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

11.7

Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

11.8

The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

11.9

If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

11.10

THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

12.

OTHER AGREEMENTS. (i) Any security agreements, liens and/or security interests securing payment of any obligations of Guarantor owing to Lender or its affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Guarantor and Lender or its affiliates; (ii) Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Guarantor’s behalf. Guarantor agrees that Lender shall have the right to identify Guarantor by name in those materials.

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IN WITNESS WHEREOF, Guarantor and Lender have executed this Agreement on the day and year above written.

GUARANTOR:		LENDER:

SYSOREX GLOBAL HOLDINGS CORP.,		BRIDGE BANK, NATIONAL ASSOCIATION
a Nevada corporation

By:	/s/ Nadir Ali	By:
Name:	Nadir Ali	Name:	Sarah Schmidt
Title:	President	Title:	Senior Vice President

Address for Notices:		Address for Notices:

3375 Scott Blvd, Suite 440 Santa Clara, CA 95054 Fax: (703) 880-7218		Attn: Lee A. Shodiss, Senior Vice President 55 Almaden Blvd., Suite 150 San Jose, CA 95113 Tel: (408) 556-6502 Fax: (408) 423-8514

GUARANTOR SECURITY AGREEMENT

IN WITNESS WHEREOF, Guarantor and Lender have executed this Agreement on the day and year above written.

GUARANTOR:		LENDER:

SYSOREX GLOBAL HOLDINGS CORP.,		BRIDGE BANK, NATIONAL ASSOCIATION
a Nevada corporation

By:		By:	/s/ Sarah Schmidt
Name:	Nadir Ali	Name:	Sarah Schmidt
Title:	President	Title:	Senior Vice President

Address for Notices:		Address for Notices:

3375 Scott Blvd, Suite 440 Santa Clara, CA 95054 Fax: (703) 880-7218		Attn: Lee A. Shodiss, Senior Vice President 55 Almaden Blvd., Suite 150 San Jose, CA 95113 Tel: (408) 556-6502 Fax: (408) 423-8514

GUARANTOR SECURITY AGREEMENT